EXHIBIT 10(l)

Contract No: 101471

Amendment No: 05

AMENDMENT

Date Mar 09, 2000

"Transporter": ANR PIPELINE COMPANY

"Shipper": NORTH SHORE GAS COMPANY

Effective Apr 01, 2000, Shipper and Transporter have agreed to amend FTS-1 Contract No. 101471 dated May 28, 1998 ("Agreement") as follows:

    Reduce the Summer MDQ under this Agreement from "40,000 dth per day" to "20,000 dth per day" and change the service from "Seasonal" to "Annual." An updated Primary Route Exhibit reflecting these changes is attached.

    Restate Article 8 - Further Agreement as follows:

8.A For the period April 1, 2000 through October 31, 2003, the rates for transportation under this Agreement will be a reservation rate of $3.042 per dth per month (equivalent to a daily rate of $0.10 dth per day). These rates include Volumetric Buyout/Buydown, Dakota and Transition Cost Surcharges. In addition to the rates stated above, Shipper shall be charged the Minimum Commodity Rate, ACA and Transporter's Use ("Fuel") in accordance with Transporter's FERC Gas Tariff, which is subject to change from time to time. Shipper shall not be responsible for GRI surcharges unless and to the extent that Transporter is required by the FERC to collect such charges from all similarly situated Shippers and remit such charges to GRI.

8.B All quantities associated with Secondary Receipt Points, Secondary Delivery Points and Secondary Routes under this Agreement will be at Maximum Tariff Rates plus all other applicable fees, surcharges and fuel.

8.C Consistent with provisions of its Tariff, Transporter is willing to contract on Shipper's behalf for capacity required on third party transporters, or for other services to effectuate Shipper's receipt of gas on third party facilities and delivery of gas to Transporter's facilities.

Shipper has advised Transporter of its desire to have Transporter act in such a capacity.

Shipper agrees to pay all charges related to such third party transportation arrangements pursuant to Transporter's Tariff.

8.D To the extent Shipper desires to utilize receipt/delivery points pursuant to Part 284 B (Section 311 of the NGPA and Section 284.102 of the Commission's regulations),

Shipper must execute a separate agreement with Transporter and Shipper must also certify that the transportation of gas will be on behalf of either an "intrastate pipeline" or a "local distribution company".

All other terms and conditions of the Agreement shall remain in full force and effect.

NORTH SHORE GAS COMPANY
"Shipper"
By: /s/ William E. Morrow
Title: Executive Vice President
Date: July 13, 2000

ANR PIPELINE COMPANY
"Transporter"
By: /s/ John T. Donaldson, Jr.
Title: Vice President
Date: August 04, 2000

	Contract No:	101471
PRIMARY ROUTE EXHIBIT	Rate Schedule:	FTS-1
To Agreement Between	Contract Date:	May 28, 1998
ANR PIPELINE COMPANY (Transporter)	Amendment Date:	Mar 09, 2000
AND NORTH SHORE GAS COMPANY (Shipper)

Receipt	Delivery	Annual	Winter	Summer
Number	Number	MDQ	MDQ	MDQ
Name	Name	(DTH)	(DTH)	(DTH)

246067	261574	20000	0	0
WILL COUNTY INT	SOMERS INTERCONNECT
FROM: Apr 01, 2000	TO: Oct 31, 2003

246067	261574	0	20000	0
WILL COUNTY INT	SOMERS INTERCONNECT
FROM: Nov 01, 1999	TO: Mar 31, 2000

246067	261574	0	0	40000
WILL COUNTY INT	SOMERS INTERCONNECT
FROM: Aug 01, 1999	TO: Oct 31, 1999

246067	4196	0	0	40000
WILL COUNTY INT	EAST JOLIET
FROM: Apr 01, 1999	TO: Jul 31, 1999

246067	28841	40000	0	0
WILL COUNTY INT	NEW BERLIN
FROM: Dec 22, 1998	TO: Mar 31, 1999

2610	28720	0	0	0
JOLIET (NGPL)	RACINE
FROM: Nov 01, 1998	TO: Dec 21, 1998